UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

WAYNE SAVINGS BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

            N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
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On March 7, 2017, Wayne Savings Bancshares, Inc. sent the following letter to its shareholders:

March 7, 2017

WAYNE SAVINGS’ ANNUAL MEETING VOTING PROCESS HAS NOT BEGUN – DISCARD ANY GREEN PROXY CARD YOU RECEIVE FROM JOSEPH STILWELL

Dear Fellow Wayne Savings Stockholder:

It has come to our attention that Stilwell Activist Investments has mailed a green proxy card to Wayne Savings shareholders.

This action is premature. We have not yet set our Annual Meeting date or the record date that determines which shares will be eligible to vote. We expect to set these dates in the coming weeks, just as we have done historically.

We have already written to you and noted why the Stilwell Funds’ position is not supported. We have also noted the stark conflicts of interest that compromise their nominee – their own proxy statement admits that their nominee may have conflicting interests with our stockholders because he holds options in Wayne Savings that are only exercisable if Wayne is sold or undergoes a similar change-in-control transaction.

We will be sending you the Company’s proxy statement in the coming weeks, which will contain important information.

PLEASE DISCARD THE GREEN PROXY CARD AND ANY MATERIALS SENT BY STILWELL

THERE IS NO NEED TO VOTE YOUR SHARES AT THIS TIME

Until we have set the official record date for voting, there is no guarantee that your vote will be counted. We will keep you updated on the date of our 2017 Annual Meeting and send to you our Annual Meeting WHITE proxy card with detailed voting information as soon as it is appropriate. In the meantime, Wayne Savings’ Board and management team urge you to take no action at this time, and to disregard any materials you receive from Stilwell. Simply throw them away.

If you have any question or would like us to contact you, please do not hesitate to reach out to our investor relations department at (330) 287-2857. You can also call our proxy solicitor, Alliance Advisors, LLC, at (855) 601-2251.

Sincerely,

David Lehman – President and Chief Executive Officer

Corporate office: 151 North Market Street, Wooster, Ohio 44691 ¾ 800.414.1103 ¾ waynesavings.com

Additional Information

In connection with its 2017 Annual Meeting of Stockholders, Wayne Savings Bancshares, Inc. will file a proxy statement and other documents regarding the 2017 Annual Meeting of Stockholders with the Securities and Exchange Commission (“SEC”) and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2017 Annual Meeting of Stockholders.

SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Wayne Savings at its website, http://ir.waynesavings.com, or by writing to Wayne Savings Bancshares, Inc., 151 North Market Street, Wooster, Ohio 44691, Attention: Investor Relations.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2017 Annual Meeting. Information concerning the Company’s participants is set forth in the proxy statement, dated April 21, 2016, for its 2016 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the 2017 Annual Meeting of Stockholders and other relevant materials will be filed with the SEC when they become available.

Forward-Looking Statements

This letter contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) that reflect management’s current assumptions and estimates of future economic circumstances, industry conditions, Company performance and financial results. A variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results, including, but not limited to the factors noted in this letter and in the Management’s Discussion and Analysis in our most recently filed annual report on Form 10-K for the year ended December 31, 2015, and quarterly report on Form 10-Q for the quarter ended September 30, 2016. The forward-looking statements in this letter speak only as to the date of this release. Wayne Savings Bancshares, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations upon which such statements are based.

Corporate office: 151 North Market Street, Wooster, Ohio 44691 ¾ 800.414.1003 ¾ waynesavings.com